TEMPORARY CERTIFICATE - EXCHANGEABLE FOR DEFINITIVE ENGRAVED CERTIFICATE
                             WHEN READY FOR DELIVERY





                            MONARCH PROPERTIES, INC.


          C

   THIS CERTIFICATE IS TRANSFERABLE IN              SEE REVERSE FOR LEGEND
              NEW YORK, NY
                                                      CUSIP 609166 10 3

                                    SEE REVERSE FOR IMPORTANT NOTICE ON TRANSFER
                                              RESTRICTIONS AND OTHER INFORMATION


              INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND


This Certifies that


is the owner of

      FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK WITH THE PAR
                             VALUE OF $0.001 EACH OF

Monarch Properties, Inc. (the "Corporation") transferable on the books of the Corporation by the holder in person or by its duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are subject in all respects to the laws of the State of Maryland and to the Charter and Bylaws of the Corporation and any amendments thereto, copies of which are on file with the Corporation. The designations, preferences and relative rights of each class of stock of the Corporation and each series thereof and the restrictions, limitations and qualifications thereof are set forth in the Charter. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

 Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers. Dated:


         /s/                                      /s/
               PRESIDENT                               SECRETARY



                         COUNTERSIGNED AND REGISTERED:
                                   AMERICAN STOCK TRANSFER & TRUST COMPANY
                                                  TRANSFER AGENT AND REGISTRAR

                         BY

                                                            AUTHORIZED SIGNATURE

                                IMPORTANT NOTICE
                                ----------------

   THE CORPORATION WILL FURNISH TO ANY STOCKHOLDER ON REQUEST AND WITHOUT CHARGE A FULL STATEMENT OF THE INFORMATION REQUIRED BY SECTION 2-211(b) OF THE CORPORATIONS AND ASSOCIATIONS ARTICLE OF THE ANNOTATED CODE OF MARYLAND WITH RESPECT TO THE DESIGNATIONS AND ANY PREFERENCES, CONVERSION AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS, QUALIFICATIONS, AND TERMS AND CONDITIONS OF REDEMPTION OF THE STOCK OF EACH CLASS WHICH THE CORPORATION IS AUTHORIZED TO ISSUE, THE DIFFERENCES IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH SERIES OF A PREFERRED OR SPECIAL CLASS IN SERIES WHICH THE CORPORATION IS AUTHORIZED TO ISSUE, TO THE EXTENT THEY HAVE BEEN SET, AND OF THE AUTHORITY OF THE BOARD OF DIRECTORS TO SET THE RELATIVE RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES OF A PREFERRED OR SPECIAL CLASS OF STOCK. SUCH REQUEST MAY BE MADE TO THE SECRETARY OF THE CORPORATION AT ITS PRINCIPAL OFFICE OR TO ITS TRANSFER AGENT.
   KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.
   THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON OWNERSHIP AND TRANSFER FOR THE PURPOSE OF THE CORPORATION'S MAINTENANCE OF ITS STATUS AS A "REAL ESTATE INVESTMENT TRUST" UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. EXCEPT AS OTHERWISE PROVIDED PURSUANT TO THE CHARTER OF THE CORPORATION, NO PERSON MAY BENEFICIALLY OWN STOCK WITH AN AGGREGATE VALUE OF 9.9% OR MORE OF THE AGGREGATE VALUE OF ALL OUTSTANDING STOCK OF THE CORPORATION (THE "OWNERSHIP LIMIT") WITH FURTHER RESTRICTIONS AND EXCEPTIONS SET FORTH IN THE CHARTER OF THE CORPORATION. IF AT ANY TIME THERE IS A PURPORTED TRANSFER OF STOCK OR A CHANGE IN THE CAPITAL STRUCTURE OF THE CORPORATION AS A RESULT OF WHICH ANY PERSON WOULD BENEFICIALLY OWN STOCK IN EXCESS OF THE OWNERSHIP LIMIT, THEN, EXCEPT AS OTHERWISE PROVIDED IN THE CHARTER, SUCH SHARES OF STOCK IN EXCESS OF THE OWNERSHIP LIMIT SHALL AUTOMATICALLY BE EXCHANGED FOR AN EQUAL NUM-BER OF SHARES OF EXCESS STOCK (HAVING NO DIVIDEND OR VOTING RIGHTS), WHICH WILL BE HELD IN TRUST BY THE CORPORATION. THE CORPORATION SHALL HAVE THE RIGHT TO RE-DEEM ALL SHARES OF EXCESS STOCK AT A PRICE DETERMINED IN ACCORDANCE WITH THE PROVISIONS OF THE CHARTER. ALL TERMS NOT OTHERWISE DEFINED IN THIS LEGEND HAVE THE MEANINGS DEFINED IN THE CHARTER OF THE CORPORATION, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON OWNERSHIP AND TRANSFER, WILL BE SENT WITHOUT
CHARGE TO EACH STOCKHOLDER WHO DIRECTS A REQUEST TO THE SECRETARY OF THE CORPORATION AT THE CORPORATION'S ADDRESS.

   The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

  TEN COM -- as tenants in common             UNIF GIFT MIN ACT --            Custodian
  TEN ENT -- as tenants by the entireties                         ----------------------------------------
  JT TEN  -- as joint tenants with right of                            (Cus)                  (Minor)
             survivorship and not as tenants                  under Uniform Gifts to Minors
             in common
                                                              Act
                                                                  ----------------------------------------
                                                                                 (State)

    Additional abbreviations may also be used though not in the above list.

   For value received, _____________________________ hereby sell, assign and transfer unto

 PLEASE INSERT SOCIAL SECURITY OR OTHER
     IDENTIFYING NUMBER OF ASSIGNEE
 ---------------------------------------
|                                       |
 ---------------------------------------

--------------------------------------------------------------------------------
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

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--------------------------------------------------------------------------------

-------------------------------------------------------------------------Shares
of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

------------------------------------------------------------------------Attorney
to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated
     --------------
                                   X    ----------------------------------------
                                NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST
                                        CORRESPOND  WITH THE  NAME(S) AS WRITTEN
                                        UPON  THE  FACE  OF THE  CERTIFICATE  IN
                                        EVERY PARTICULAR,  WITHOUT ALTERATION OR
                                        ENLARGEMENT OR ANY CHANGE WHATEVER.

                SIGNATURE(S) GUARANTEED:----------------------------------------
                                        THE  SIGNATURE(S)  MUST BE GUARANTEED BY
                                        AN   ELIGIBLE   GUARANTOR    INSTITUTION
                                        (BANKS,  STOCKBROKERS,  SAVINGS AND LOAN
                                        ASSOCIATIONS   AND  CREDIT  UNIONS  WITH
                                        MEMBERSHIP  IN  AN  APPROVED   SIGNATURE
                                        GUARANTEE MEDALLION  PROGRAM),  PURSUANT
                                        TO S.E.C. RULE 17Ad-15.